UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 19, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(888) 424-3646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

As previously reported, UpHealth, Inc. (“UpHealth” or the “Company”) has experienced collection challenges with a long-standing European customer, GrapeVine World GmbH (“GrapeVine”), that has previously resulted in the Company writing off a significant account receivable from GrapeVine as bad debt. Notwithstanding, the Company has made continuous efforts throughout 2022 to collect from GrapeVine all amounts due pursuant to a Value-Added Reseller Agreement between GrapeVine and Thrasys, Inc., a California corporation and wholly owned subsidiary of the Company (“Thrasys”). Despite such efforts, GrapeVine remains in breach of the Value-Added Reseller Agreement and owes in excess of $24 million. Thrasys has on December 19, 2022 commenced an arbitration against GrapeVine for breach of contract before the International Center for Dispute Resolution.

The Company and Thrasys intend, to the full extent provided for by law, to enforce Thrasys’ rights under law and the Value-Added Reseller Agreement to collect from GrapeVine all amounts past due and payable.

The information contained in this Item 7.01 of this Current Report on Form 8-K (this “Current Report”) is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Exchange Act or under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to Regulation FD.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, actions that Thrasys and UpHealth intend to undertake with respect to the dispute with GrapeVine, the ability of Thrasys and UpHealth to receive from GrapeVine the amounts due to Thrasys under the Value-Added Reseller Agreement, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including uncertainty with respect to how the International Center for Dispute Resolution shall decide various matters that are before it or that GrapeVine will act in compliance with its obligations under the Value-Added Reseller Agreement. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2022

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer